Exhibit 32.1

Certification of Chief Executive Officer
And Chief Financial Officer of
Pioneer Power Solutions, Inc. Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

This certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and accompanies the Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2009 of Pioneer Power Solutions, Inc. (the “Company”).  I, Nathan J. Mazurek, the Chief Executive Officer and Chief Financial Officer of the Company, certify that, based on my knowledge:

(1)	The Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in this report.

Dated:   April 15, 2010

/s/ Nathan J. Mazurek
Chief Executive Officer and
Chief Financial Officer